Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 31, 2014 with respect to the consolidated financial statements of Novogen Limited included in the Annual Report on Form 20-F for the year ended June 30, 2014, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference of the aforementioned report in this Registration Statement and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON

GRANT THORNTON AUDIT PTY LTD

Chartered Accountants

Sydney NSW Australia

16 September 2015